EXHIBIT 4(t)

NEITHER THIS OPTION NOR THE UNDERLYING COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS OPTION OR THE UNDERLYING COMMON SHARES UNLESS THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH OPTION OR SUCH SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS

Void after 5:00 pm, New York Time on April 23, 2000.

                                     OPTION

                          TO PURCHASE UP TO TEN PERCENT
                                       OF
                               TIREX AMERICA INC.

     Whereas, in connection with the industry recycling effort of Continental General Tire Inc. ("Continental Tire"), CG TIRE, INC., a wholly-owned subsidiary of Continental Tire, has expressed its willingness to explore with Tirex America Inc. (the "Corporation") the possibility of:

     (a) the Corporation, its existing subsidiary, Tirex Canada Inc., and/or one or more other subsidiaries of the Corporation established for such purposes: (i) furnishing Continental Tire with all or part of its 80-mesh rubber crumb requirements and (ii) establishing local tire recycling centers for the purpose of accepting for disintegration scrap tires from Continental Tire's network of independent dealers; and

     (b) advising the Corporation with respect to Continental Tire's specifications for its rubber crumb requirements, any further development of such specifications in the future, the suitability of the Corporation's Cryogenic tire disintegration technology for meeting such specifications, and the further development of the Corporation's technology in coordination with Continental Tire's product development requirements.

     This is to certify that, in consideration of the foregoing, CG TIRE, INC., a corporation headquartered at 1800 Continental Boulevard, Charlotte, NC 28273, (the "Optionee") is entitled to purchase, subject to the provisions of this Option, from Tirex America Inc. a Delaware corporation headquartered at 3767 Thimens, Suite 207, Ville St.Laurent, Quebec, Canada H4R 1W4 (the "Corporation"), the number of shares of the common stock, $.001 par value per share, of the Corporation at the price and on the terms set forth below:

1.   Optioned Shares and Exercise Price

     This Option entitles the Optionee to purchase at a per share price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the NASDAQ electronic Bulletin Board during the ten business days preceding the date of a notice of exercise given by the Optionee pursuant to Section 2, below (the "Exercise Price"), all, or any part of, the number of shares of the common stock of the Corporation (the "Optioned Shares") which shall constitute upon their issuance, on a fully diluted basis, ten percent (10%) of the issued and outstanding common stock of the corporation.

2.   Exercise of Option.

     Subject to the provisions hereof, Optionee may purchase the Optioned Shares, in whole or in part, at any time, and from time to time, during the two-year period commencing on April 24, 1997 and terminating at 5:00 p.m., New York Time, on April 23, 2000 (the "Exercise Period"). Exercise shall be effected by presentation and surrender of this Option (or any option for which this Option has been exchanged) to the Corporation at its principal office with a written notice of exercise specifying the number of Optioned Shares being purchased pursuant to such exercise, duly executed and accompanied by payment of the Exercise Price for the number of shares specified. The date of receipt by the Corporation of the foregoing shall be deemed to be the "Exercise Date" and the Optionee shall be deemed to be the holder of record of the Optioned Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Optioned Shares shall not then be actually delivered to the Optionee.

3.   Reservation and Status of Shares.

     The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Option such number of its common shares as shall be required for issuance and delivery upon exercise of this Option, and that such shares, when issued in accordance with the terms of this Option, shall be validly issued, fully paid, and non-assessable.


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

4.   Fractional Shares.

     Fractional Shares or script representing fractional Shares may be issued upon the exercise of this Option.

5.   Exchange or Loss of Option.

     Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Option, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Option, the Corporation will execute and deliver a new Option, which shall not constitute an additional contractual obligation on the part of the Corporation, should this Option so lost, stolen, destroyed, or mutilated be at any time enforceable by anyone.

6.   Rights of the Optionee.

         Except as provided in the last sentence of Section 2, the Optionee shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity. The rights of the Optionee are limited to those expressed in this Option and are not enforceable against the Corporation except to the extent set forth herein.

7.   Adjustments

     The securities purchasable upon the exercise of this Option shall be subject to adjustment from time to time as follows:

     7.1 In the event that the Corporation shall consolidate or merge into or with another corporation, or in the event that the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Optionee shall thereafter be entitled, upon exercise, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of Common Shares which might have been purchased upon exercise of this Option for the Exercise Price immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Optionee of this Option shall thereafter be made applicable.


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

     7.2 In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Optionee shall become entitled to receive upon exercise of this Option cash, property, or securities other than Shares, then references to Shares in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property, or other securities.

8.   Registration Rights

     8.1 The Corporation shall once, at the Corporation's sole expense, during the period (the "Registration Period") which terminates on the later of: (i) April 23, 2000 or (ii) one year after the last Exercise Date, register such of the Optioned Shares which are not then exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereof (whether issued or issuable) upon the written request of the Optionee and in connection therewith the Corporation shall, as promptly as practicable, file with the Securities and Exchange Commission (the "SEC") a registration Statement on Form SB-2 or such other Form as shall be available and will use its best efforts to have such registration statement declared effective and remain effective until the securities registered thereby have been sold and a prospectus is no longer required to be delivered, and to qualify the Optioned Shares under the state securities laws of such of the jurisdictions as the Optionee shall reasonably request and as shall be possible without undue burden on the Corporation. describing a proposed offering of the Optioned Shares by the Optionee,

     8.2 If the Corporation at any time during the Registration Period proposes to register any of its securities, either for its own account or the account of security holders, other than a registration on Form S-8, or any registration on a Form which does not permit secondary sales, the Corporation shall, each such time, give written notice of such intention to the Optionee and, upon written request of the Optionee received by the Corporation within twenty (20) days after the Corporation has given such notice, include in such registration (and all related qualifications under state securities laws) all Optioned Shares (whether issued or issuable) specified in such written request. If the registration involves any underwriting, the Corporation shall so advise the Optionee in the notice, and the right of the Optionee to have the Optioned Shares included in the registration shall, if the underwriter shall so require, be conditioned upon the Optioned Shares being included in the underwriting arrangements with the underwriters on the same terms as other persons selling common stock or other Corporation securities to the underwriters.
Notwithstanding the foregoing, if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the number of Shares to be registered for the account of the Optionee may be limited as the underwriter shall so require.

     8.3 All expenses of registration and qualification incurred in connection with a registration under paragraph 8.2, above, shall be borne by the Corporation, except that the Optionee shall bear the fees and expenses of its own counsel, if any, and the underwriting


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

commission or discount applicable to the Optioned Shares being sold. The Corporation will keep the Optionee advised of the status of the registration and will furnish such number of preliminary and final prospectuses as the Optionee may reasonably request. The Optionee will furnish to the Corporation such information regarding the Optionee as may be required in connection with the registration.

9.   Indemnifications

     The following provisions shall apply to any registration effected pursuant to paragraph 8.2, above:

     (a) The Corporation shall indemnify and hold harmless the Optionee and each person, if any, who controls the Optionee within the meaning of the Securities Act of 1933, as amended (the "Securities Act") from and against any and all losses, claims, damages, expenses or liabilities, joint and several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Optionee and each such controlling person, if any, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Corporation) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation in connection therewith by the Optionee expressly for use therein. Promptly after receipt by the Optionee or any person controlling the Optionee of notice of the commencement of any action in respect of which indemnity may be sought against the Corporation, the Optionee will notify the Corporation in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Corporation shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Optionee or such person, as the case may be, and the payment of legal expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Corporation. The Optionee or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Corporation unless the


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

          employment of such counsel has been specifically authorized by the Corporation, which authorization shall be given whenever the party seeking indemnity has been advised by its counsel that one or more legal defenses may be available to it that are not available to the Corporation or that for other reasons separate representation may be necessary, to avoid a conflict. The Corporation shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the Corporation.

     (b) The Optionee will indemnify and hold harmless the Corporation, each of its directors and each of its officers who have signed the registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses of liabilities, joint and several, to which they are or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Corporation and each such director, officer or controlling person for any legal and other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation in connection therewith by the Optionee expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Optionee, the Corporation will notify the Optionee in writing of the commencement thereof, and the Optionee shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Corporation, and the payment of legal expenses) insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against the Optionee. The Corporation and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Optionee unless the employment of such counsel has been specifically authorized by the Optionee, which authorization shall be given whenever separate representation may be necessary to avoid a conflict. The Optionee shall not be liable to indemnify


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

          any person or any settlement of any such action effected without the consent of the Optionee.

     (c) The indemnity provisions of this Section 9 shall be in addition to any liability the indemnitor may otherwise have.

10.  Officer's Certificate.

     Whenever the number or kind of the securities purchasable upon exercise of this Option shall be adjusted as required by the provisions of Section 7, above, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office an officer's certificate showing the adjusted number and/or kind of securities purchasable upon exercise of this Option determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Corporation shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Optionee.

11.  Notices to Optionee.

     So long as this Option shall be outstanding, if the Corporation shall propose to take any action that would cause an adjustment to be made pursuant to
Section 7, the Corporation shall mail by certified mail or recognized overnight courier, in all cases with written proof of receipt required, to the Optionee, before, or not later than 15 days after, the date on which such adjustment would become effective, a notice setting forth in reasonable detail the action so taken.

12.  Notice.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by recognized overnight courier, in all cases with written proof of receipt required, if to the Optionee, at:

                                    CG TIRE, INC.
                                    1800 Continental Boulevard
                                    Charlotte, NC 28273

                                    Attn: Corporate Secretary


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

and if to the Corporation, at:

                                    Tirex America Inc.
                                    3767 Thimens, Suite 207
                                    Ville St.Laurent
                                    Quebec H4R 1W4, Canada

or such other address as a party shall so notify the other party in writing. Any notice or other communication given hereunder shall be deemed given at the time of receipt thereof.

13.  General

     13.1 Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

     13.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America.

     13.3 All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     13.4 In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

     13.5 This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     13.6 The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     13.7 Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.


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

     13.8 The provisions of this Option shall be binding upon and inure to the benefit of (i) the parties hereto, (ii) the successors and assigns of the Corporation, (iii) provided however, that this Option shall be deemed personal to the Optionee and may not be assigned by it without the consent of the Corporation.

Dated:  April 24, 1997                           TIREX AMERICA INC

                                                 By  /s/ Terence C. Byrne
                                                    ----------------------------
                                                    Terence C. Byrne, President


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